UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HENRY BROS. ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3690168
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17-01 Pollitt Drive Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [   ]

Securities Act registration statement file number to which this form relates: File No. 333-131671

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Capital Stock" on pages 12 and 13 of the Registrants' Prospectus dated March 31, 2006 (Registration No. 333-131671). Any prospectus supplement to the Prospectus including such description that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

     Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Henry Bros. Electronics, Inc.

(Registrant)

Date: October 1, 2008	By:	/s/ JOHN P. HOPKINS
John P. Hopkins
Chief Financial Officer